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                                                  EXHIBIT 12-1

          PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           SEC METHOD
                             ($000)

                                                    3 MONTHS
                                                      ENDED
                                                    03/31/94
                                                    --------

NET INCOME                                          $159,384

ADD BACK:

- - - - - - INCOME TAXES:
     OPERATING INCOME                                103,724
     NON-OPERATING INCOME                              2,865
                                                     -------
  NET TAXES                                          106,589

- - - - - - FIXED CHARGES:
     INTEREST APPLICABLE TO DEBT                     101,342
     ANNUAL RENTALS                                    1,749
                                                     -------
     TOTAL FIXED CHARGES                             103,091

ADJUSTED EARNINGS INCLUDING AFUDC                   $369,064
                                                  ==========
RATIO OF EARNINGS TO FIXED CHARGES                      3.58
                                                  ==========


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